EXHIBIT 99.1
[CAPTION]

VANGUARD AIRLINES, INC.
PRO FORMA BALANCE SHEET
JULY 31, 1996
(UNAUDITED)

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
ASSETS

Current assets:
     Cash and cash equivalents                   $ 7,366,074
     Restricted cash                               2,025,000
     Accounts receivable, less allowance of
       $197,000 at July 31, 1996                   2,208,652
     Inventory                                       699,996
     Prepaid expenses and other current
       assets                                      4,890,593
Total current assets                              17,105,315

Property and equipment at cost:
     Aircraft improvements and leasehold
       costs                                       3,450,494
     Reservation system and communications
       equipment                                   1,294,975
     Other property and equipment                  2,972,529
                                                   7,717,998
     Less accumulated depreciation and
        amortization                              -1,908,804
                                                   5,809,194

Other assets:
     Leased aircraft deposits                      1,506,000
     Fuel and security deposits                      756,156
     Other assets                                    585,835
                                                   2,847,991

Total assets                                     $25,762,500


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Notes payable                               $ 2,600,000
     Accounts payable                              6,968,305
     Accrued expenses                              3,560,967
     Accrued maintenance                           4,188,516
     Air traffic liability                         5,280,839
     Current portion of capital lease
       obligations                                   119,811
Total current liabilities                         22,633,438

     Capital lease obligations, less
       current portion                               111,104

Stockholders' equity:
     Common Stock, $.001 par value;
        authorized 15,000,000; issued
        and outstanding shares - 8,659,603             9,980
     Additional paid-in capital                   26,618,032
     Accumulated deficit                         -23,506,667
                                                   3,121,345

     Deferred stock compensation                    -103,148
     Treasury stock                                     -239
Total stockholders' equity                         3,017,958

Total liabilities and stockholders' equity       $25,762,500

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VANGUARD AIRLINES, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)


                                         Month            Seven Months
                                         ended                ended
                                     July 31, 1996       July 31, 1996

Operating revenues:
     Passenger revenue                  $7,613,377           $41,200,421
     Other                                 139,729             1,337,733
     Total operating revenues            7,753,106            42,538,154

Operating expenses:
     Flying operations                   1,455,121             9,746,678
     Fuel                                1,525,229             8,716,211
     Maintenance                         1,179,352             7,723,641
     Passenger service                     612,650             3,675,710
     Aircraft and traffic
       servicing                         1,299,896             8,910,284
     Promotion and sales                 1,289,346             8,649,272
     General and administrative            337,184             2,153,927
     Depreciation and
       amortization                        123,998               833,295
     Total operating expenses            7,822,776            50,409,018

     Net operating loss                    (69,670)           (7,870,864)

Other income (expense):
     Interest income                         7,763                40,784
     Interest expense                       (8,641)              (38,600)
     Total other income
       (expense), net                         (878)                2,184

     Net loss                             ($70,548)          ($7,868,680)

     Net loss per share                       (.01)                 (.92)

     Weighted average common
       and common equivalent
       shares outstanding                8,654,199             8,575,907

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